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                         CREDIT AND GUARANTY AGREEMENT

                                  by and among

                           MEMOREX TELEX CORPORATION

                                  as Borrower,

                         MEMOREX TELEX SERVICES, INC.,
                              MEMOREX TELEX INC.,
                          MEMOREX TELEX (UK) LTD., and
                               MEMOREX TELEX N.V.

                               as the Guarantors,

                                      and

                          FOOTHILL CAPITAL CORPORATION


                           Dated as of March 5, 1996

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                            CREDIT AND GUARANTY AGREEMENT

    THIS CREDIT AND GUARANTY AGREEMENT (this "Agreement"), is entered into as of March 5, 1996, among the following:

    MEMOREX TELEX CORPORATION, a Delaware corporation ("Borrower"), with its chief executive office located at 545 East John Carpenter Freeway, Irving, Texas 75062;

    MEMOREX TELEX SERVICES, INC., a Delaware corporation ("Services"), with its chief executive office located at 545 East John Carpenter Freeway, Irving, Texas 75062;

    MEMOREX TELEX INC., a corporation organized under the laws of the Province of Ontario, Canada ("Canada"), with its principal office located at 65 Allstate Parkway, Markham, Ontario, L3R 9X1 Canada;

    MEMOREX TELEX (UK) LTD., a corporation organized under the laws of England and Wales ("UK"), with its principal office located at Eskdale Road, Winnersh, Workingham, Berkshire RG11 5TS, United Kingdom;

    MEMOREX TELEX N.V., a corporation organized under the laws of The Netherlands (the "Parent"), with its principal office located at Hoogoorddreef 9, 1101 BA Amsterdam ZO, The Netherlands; and

    FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333.

                              W I T N E S S E T H :

    WHEREAS, Borrower, Services, Canada, UK, and the Parent have requested that Foothill provide certain financing to Borrower, guarantied by the Guarantors;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

    "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of an Account.

    "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Parent or any of its Consolidated Subsidiaries arising out of the sale or lease of goods or the rendition of services by Parent or such Consolidated Subsidiary, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

    "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls an Obligor (a "Controlling Person") and (ii) any Person (other than the Parent or a Subsidiary of the Parent) which controls, is controlled by or is under common control with a Controlling Person. The Agent or any Restructuring Lender which, together with its affiliates, controls less than 10% of the outstanding shares of Voting Stock shall not be deemed to be an Affiliate. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Agent" means Morgan Guaranty Trust Company of New York, in its capacity as agent and as trustee for the Restructuring Lenders under the Restructured Credit Agreement, and its successors in such capacity.

    "Annualized Domestic Eligible Service Revenues" means Annualized Eligible Service Revenues excluding (a) revenues from Service Accounts not created by Borrower or Services and (b) revenues from those Service Accounts that are not payable in Dollars or with respect to which the Account Debtor (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof.

    "Annualized Eligible Service Revenues" means, as of the date of any determination, an amount equal to: (a) the product of (i) the aggregate amount of revenues from Service Accounts of Parent and its Consolidated Subsidiaries during the immediately preceding three (3) month period, MULTIPLIED BY (ii) four
(4); LESS (b) the amount of any deferred revenue at the end of such three (3) month period.


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    "Applicable Margin" means (a) during the period commencing on the
Closing Date and ending on the date immediately preceding the first (1st) anniversary of the Closing Date, zero (0) percentage points, and (b) thereafter, two (2) percentage points.

    "Asia Pacific Sale" means a sale of all or substantially all of the capital stock or assets of those Subsidiaries of the Parent, including, without limitation, Australia, that comprise the Consolidated Company's Asia-Pacific operations (other than Memorex Telex Japan Ltd.), and that are identified on SCHEDULE A-1 attached hereto.

    "Asia-Pacific Sale Condition" means the consummation of the Asia-Pacific Sale on or before June 1, 1996.

    "Asset Sale" means any sale, lease or other disposition (including, without limitation, any such transaction effected by way of merger, amalgamation or consolidation) by the Parent or any of its Subsidiaries subsequent to the Closing Date of any asset, including, without limitation, any Sale and Leaseback Transaction, whether or not involving a Capital Lease, but excluding: (i) dispositions of inventory and used, surplus or worn-out equipment in the ordinary course of business; (ii) dispositions of assets by the Parent or any of its Subsidiaries to the Parent or any of its Subsidiaries; (iii) any sale of leasebase receivables of the Parent or any of its Consolidated Subsidiaries;
(iv) the sale by Borrower or a Subsidiary of Borrower of the 100,000 shares of Series A Convertible Preferred Stock of Telex Communications Group, Inc. ("TCI") and the 100,000 shares of Series B Preferred Stock of TCI; (v) the sale or other disposition of the capital stock of Memorex Telex Japan Ltd.; and (vi) any sale or other factoring of accounts receivable (other than leasebase receivables and other than Accounts created by UK or Canada); PROVIDED that

         (A) each sale or factoring of accounts receivable pursuant to this clause (vi) (a "Transferred Account Receivable") shall be without recourse to any Obligor or any of its Subsidiaries (and for purposes of this definition, a lien on such Transferred Account Receivable in favor of the transferee of an interest in such receivable, or any other third party, shall not in and of itself constitute recourse to the transferor of such interest),

         (B) the sum (the "Transferred Amount") of (1) the aggregate uncollected balances of Transferred Accounts Receivable (exclusive of defaulted accounts receivable) PLUS (2) the aggregate amount of all collections on Transferred Accounts Receivable theretofore received by the seller for the account of the purchaser but not yet remitted to the purchaser MINUS (3) the aggregate unpaid amount of the deferred purchase price, if any, ("holdback") in respect of Transferred Accounts Receivable to the extent that such holdback has


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    not been applied against defaulted accounts receivable, shall not exceed
    $100,000,000 at any time, and

         (C) the Transferred Amount in respect of Transferred Accounts Receivable that but for such sale would have constituted Collateral located in the United States shall not exceed $40,000,000 at any time.

    "Australia" means Memorex Telex Pty Ltd., a corporation organized under the laws of New South Wales, Australia, and its successors.

    "Authorized Officer" means any corporate officer of Borrower properly authorized in writing by such Borrower to transact business with Foothill.

    "Bankruptcy Code" means Title I of the Bankruptcy Reform Act of 1978, as amended, as set forth in title 11, Section 101 ET SEQ, of the United States Code.

    "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

    "Borrower" means Memorex Telex Corporation, a Delaware corporation, and its successors.

    "Borrowing Base" has the meaning set forth in SECTION 2.03.

    "Business Day" means any day, that is not a Saturday, Sunday, or other day on which national banks are authorized or required by law to close.

    "Canada" means Memorex Telex Inc., a corporation organized under the laws of Ontario, Canada, and its successors.

    "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with generally accepted accounting principles and the amount of any Capital Lease obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

    "Capital Stock" means any and all shares, interests, participations, warrants, options, contingent equity rights or other equivalents (however designated) of or in corporate stock or any other equity interest.


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    "Central Obligors" means the Parent and each Subsidiary of Parent from time to time party to any Restructured Collateral Document.

    "CFO" means at any time the chief financial officer at such time of the Parent and its Consolidated Subsidiaries.

    "Closing Date" means the date of the funding of the Loan hereunder.

    "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

    "Collateral" has the meaning set forth in the Restructured Collateral Agency Agreement.

    "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, or other Person in possession of Inventory, in each case, in form and substance satisfactory to Foothill.

    "Collateral Agent" means Morgan Guaranty Trust Company of New York in its capacity as collateral agent under the Restructured Collateral Documents and its successors in such capacity.

    "Collateral Documents" means the (a) the assignments, security agreements, pledge agreements, instruments, acknowledgments and other documents (as the same may be amended, modified, supplemented or waived from time to time) described in SCHEDULE C-1 to this Agreement and (b) all additional assignments, security agreements, pledge agreements, instruments, acknowledgments and other documents (as the same may be amended, modified, supplemented or waived from time to time) which are delivered or to be delivered pursuant hereto (to the extent such document pertains to the Collateral).

    "Consolidated Capital Expenditures" means, for any period, the aggregate amount of expenditures by the Parent and its Consolidated Subsidiaries for plant, property and equipment during such period which in accordance with generally accepted accounting principles are capitalized in the consolidated financial statements of the Parent and its Consolidated Subsidiaries for such period (reduced, to the extent otherwise reflected therein, by (x) the aggregate principal amount of Debt incurred during such period pursuant to paragraph (iv) or (vi) of Section 5.07(a) and (y)investments in sales-type leases made during such period).


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    "Consolidated Company" means the Parent and its Consolidated Subsidiaries.

    "Consolidated Debt" means, at any date, the aggregate amount of Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

    "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person as of such date.

    "Constitutional Documents" means, in relation to any corporate Person, the Memorandum and Articles of Association, Certificate of Incorporation and By-Laws or other constitutional documents of such corporate Person.

    "Daily Balance" means the amount of an Obligation owed at the end of a given day.

    "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person, fixed or contingent, to reimburse any other Person for amounts drawn under a letter of credit or similar instrument, (vii) any preferred stock of any Subsidiary of such Person, and any preferred stock of such Person which is subject to redemption otherwise than at the sole option of such Person prior to January 1, 2000; (viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and
(ix) all Debt of others Guaranteed by such Person; PROVIDED that neither (A) obligations of the Parent or any of its Consolidated Subsidiaries in respect of non-recourse dispositions of accounts receivable (including, without limitation, leasebase receivables) accounted for as sales under United States accepted accounting principles in effect on December 31, 1995, nor (B) trade accounts payable arising in the ordinary course of business nor obligations in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt.


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    "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Directly Imposed Foreign Taxes" has the meaning set forth in Section
10.11.

    "Distribution" means Memorex Telex Distribution N.V., a corporation organized under the laws of The Netherlands with its statutory seat in Amsterdam, and its successors.

    "Dollars" and the sign "$" mean lawful currency of the United States of America.

    "Domestic Securitization Reserve" means, as of any date of determination, an amount equal to the Dollar amount of Morgan Delaware's aggregate 'Net Investment' under the Receivables Purchase Agreement in Service Accounts, PLUS the Dollar amount of Morgan Delaware's accrued but unpaid 'Yield' under the Receivables Purchase Agreement.

    "Eligible Accounts" means those Accounts created by the Non-Parent Obligors in the ordinary course of business that arise out of the sale of goods or rendition of services, and that strictly comply with each and all of the representations and warranties respecting Accounts to Foothill in the Financing Documents. Eligible Accounts shall not include the following:

         (a)  Accounts that the Account Debtor has failed to pay within ninety
(90) days of invoice date or Accounts with selling terms of more than thirty
(30) days;

         (b) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Obligor;

         (c) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

         (d) Accounts that are not payable in Dollars or an Eligible Currency or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or an Eligible Foreign Jurisdiction, or
(ii) is not organized under the laws of the United States or any State thereof, Canada, or an Eligible Foreign Jurisdiction, or (iii) is the government of any foreign country or


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sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

         (e) Accounts with respect to an Account Debtor whose total obligations owing to one or more Non-Parent Obligors exceed twenty percent (20%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

         (f) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (g) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

         (h) Accounts with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale; and

         (i) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by the Obligors of the subject contract for goods or services.

    "Eligible Currency" means: (a) in respect of Accounts created by UK, British Pounds Sterling; and (b) in respect of Accounts created by Canada, Canadian Dollars.

    "Eligible Foreign Jurisdiction" means any of: (i) the United Kingdom; and
(ii) any provinces of Canada other than Quebec, New Brunswick, Prince Edward Island, Newfoundland, and Nova Scotia.

    "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's or Services' business, that are located at the Borrower's or Services' premises identified on SCHEDULE E-1, and that strictly comply with each and all of the representations and warranties respecting Inventory made to Foothill in the Financing Documents. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market, net of standard reserves for obsolescence and physical inventory adjustments, on a basis consistent with the current and historical accounting practices of Borrower or Services. An item of Inventory shall not be included in Eligible Inventory if:


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         (a)  it is not owned solely by Borrower or Services, or Borrower or
Services does not have good, valid, and marketable title thereto;

         (b) it is not located at one of the locations set forth on SCHEDULE E-1 attached hereto;

         (c) it consists of service parts, trade-ins, demonstration units, or "holdover inventory;"

         (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill or the Collateral Agent on behalf thereof;

         (e) it consists of goods returned or rejected by customers of Borrower or Services, as the case may be, or goods in transit; and

         (f) it is obsolete or slow moving, a restrictive or custom item, work-in-process, a component that is not part of finished goods, or constitutes spare parts, packaging and shipping materials, supplies used or consumed in the business of Borrower or Services, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

    "Eligible Non-Securitized Account" means, as of any date of determination, any Eligible Account other than an Eligible Securitized Account.

    "Eligible Securitized Account" means, as of any date of determination, any Eligible Account included in any 'Pool' (as defined in the Receivables Purchase Agreement).

    "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of Foothill; and (e) any other Person approved by Foothill and Borrower.


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    "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired; PROVIDED, that if any judgment requires a monetary payment and does not set a date by which such payment must be made, there shall be deemed to be a five-day period after the entry of such judgment during which such payment may be made prior to such judgement becoming an Enforceable Judgment. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

    "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

    "Equipment" means all of the Non-Parent Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including, without limitation, motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, without limitation, (a) any interest of the Non-Parent Obligors in any of the foregoing, and (c) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

    "Equity Issuance" has the meaning set forth in Section 2.04(c)(iii) of the Restructured Credit Agreement.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or any successor statute.

    "ERISA Group" means Borrower, any Subsidiary of Borrower, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary of Borrower, are treated as a single employer under Section 414 of the Code.

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    "Event of Acceleration" means any of the events or conditions set forth in paragraphs (h), (i) and (j) of Section 7.01 with respect to any Material Company.

    "Event of Default" means any of the events or conditions set forth in
Section 7.01.

    "Financial Obligation" means (i) any Debt, (ii) any obligation in respect of any letter of credit, whether or not constituting Debt, and (iii) any obligation in respect of any interest swap, currency swap, financial option or futures contract or any similar arrangement.

    "Financing Documents" means this Agreement, the Restructured Collateral Agency Agreement, and the Collateral Documents, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

    "Foothill" means Foothill Capital Corporation, a California corporation, and its successors and assigns.

    "Foothill Expenses" means all reasonable items as follows: costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by the Obligors under any of the Financing Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with the Obligors, including, without limitation, fees or charges for photocopying, notarization, telecommunication, public record searches (including, without limitation, tax lien, litigation, and UCC searches), filing, recording, publication, appraisal (including, without limitation, periodic Collateral appraisals), real estate surveys, real estate title policies, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Financing Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining any Obligor's books and records; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Financing Documents or in connection with the transactions contemplated by the Financing Documents or Foothill's relationship with the Obligors; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including, without limitation, attorneys fees and expenses incurred in connection with a "workout", a


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"restructuring", or an Insolvency Proceeding concerning any Obligor or any other guarantor of the Obligations), defending, or concerning the Financing Documents, irrespective of whether suit is brought.

    "Foreign Taxes" means any Taxes levied or imposed by any government or any taxing authority of or in any jurisdiction other than Taxes imposed by the United States or any political subdivision or taxing authority thereof or therein.

    "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantors" means, collectively, each of Services, UK, Canada, Australia (from and after the time, if any, that Australia first becomes a Guarantor under Section 3.02 hereof and thereafter for so long as Australia is not released pursuant to Section 8.07 hereof from Australia's guaranty hereunder), and the Parent, and "Guarantor" means any one of the foregoing.

    "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

    "Holding" means Memorex Telex Holding N.V., a corporation organized under the laws of The Netherlands with its statutory seat in Amsterdam, and its successors.

    "Indemnitee" has the meaning set forth in Section 14.03(b).

    "Inventory" means all present and future inventory in which the Non-Parent Obligors have any interest, including, without limitation, goods held for sale or lease or to be furnished under a contract of service and all of the Non-Parent Obligors' present

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and future raw materials, work in process, finished goods, mid packing and shipping materials, wherever located, and any documents of title representing any of the above.

    "Investment" means any investment m any Person, whether by means of share purchase, capital contribution, loan, purchase of Debt, Guarantee of Debt, time deposit or otherwise.

    "Investment Grade" means, when used with respect to any security or obligation, that such security or obligation (or in the case of any equity security, a class of debt securities issued by the same Person) shall have been assigned a rating of Baa-3 (or the comparable rating in any successor rating scheme) or better by Moody's Investors Service, Inc. (or any successor thereto) or BBB- (or the comparable rating in any successor rating scheme) or better by Standard and Poor's Corporation (or any successor thereto)

    "J.V. Investments" means Investments by the Parent or any of its Subsidiaries in: (i) Persons (other than Subsidiaries of the Parent) which are expected to supply products or services to the Parent or any of its Subsidiaries or whose products or services are expected to be marketed in conjunction with the products or services of the Parent or any of its Subsidiaries; or (ii) Persons engaged in business of a type conducted by the Parent or a Subsidiary of the Parent and accounted for by the Parent and its Consolidated Subsidiaries on the equity method.

    "Leasebase Amount" has the meaning ascribed to that term in Section
5.13(c).

    "Lender" means Foothill, each assignee of Foothill or another Lender for purposes hereof pursuant to Section 10.08, and their respective successors and assigns.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, or any deposit or maintenance, or use as collateral or support, in connection with any obligation of such asset (including, without limitation, cash) or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For the purpose of this Agreement, the Parent or any of its Subsidiaries shall be deemed to own subject to a Lien (i) any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease or (ii) any account receivable transferred by the Parent or any of its Subsidiaries with recourse.


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    "Liquidation" means, in relation to any corporate Person, any dissolution, termination, winding-up or liquidation, by whatsoever name known and in whatsoever jurisdiction, of such Person.

    "Loan" means the term loan made by Foothill to Borrower, as more fully described in Section 2.01 of this Agreement.

    "Lockbox Agreement" means, individually and collectively: (i) the Amended and Restated Lockbox Agreement (Hardware), dated as of June 30, 1995, among Borrower, Morgan Delaware, the Collateral Agent, and Bank of America Illinois; and (ii) the Lockbox Agreement (Maintenance), dated as of June 30, 1995, among Services, Morgan Delaware, the Collateral Agent, and Bank of America Illinois; in each case, as amended to, and in effect on, the date hereof and as amended from time to time.

    "Marketable Securities" means (i) Dollars or direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment or insured by, the United States or any agency or instrumentality thereof for the payment of which obligation or guarantee the full faith and credit of the United States is pledged and (ii) notes, bonds or stock that are listed on a national securities exchange and are Investment Grade.

    "Material Adverse Change" means with respect to the Consolidated Company, a material adverse change in the business, properties, assets, financial position, results of operations or prospects of the Consolidated Company, taken as a whole.

    "Material Company" means any Obligor, Central Obligor, or Security
Subsidiary.

    "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities exceeding $1,000,000.

    "Maturity Date" means March 5, 1998 or, if such day is not a Business Day, the next preceding Business Day.

    "Maximum Rate" means the maximum rate of interest permitted by applicable law as the same exists from day to day during the term of this Agreement.

    "Morgan Delaware" means J.P. Morgan Delaware, a corporation organized under the laws of Delaware, and its successors.

    "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA

Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including, without limitation, for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

    "Net Cash Proceeds" means, with respect to any Asset Sale, an amount equal to the cash proceeds received by the Parent or any of its Subsidiaries from or in respect of such Asset Sale, less (x) any expenses reasonably incurred by the Parent or such Subsidiary in respect of such Asset Sale, (y) the amount of any Debt secured by a Lien on the related asset and required to be discharged from the proceeds of such Asset Sale and (z) any taxes paid or payable by the Parent or such Subsidiary (as are reasonably and in good faith estimated by the CFO) in respect of such Asset Sale; PROVIDED, that, with respect to any Asset Sale, "Net Cash Proceeds", determined as provided above, shall be adjusted by adding the book value (net of any collection fee charged by the buyer) of all accounts receivable being retained by Subsidiaries of the Parent and by subtracting the book value of all accounts payable and other accrued liabilities related to the assets being sold, incurred in the ordinary course of such business, which are not being assumed by the buyer(s) of such assets, so long as the fair market value of the total consideration for such Asset Sale is less than $2,000,000 and the fair market value of the total consideration for all Asset Sales consummated during any fiscal year, the Net Cash Proceeds of which are adjusted pursuant to this PROVISO, is less than $5,000,000; and, PROVIDED, FURTHER, that "Net Cash Proceeds" shall not include (i) the cash proceeds of any Asset Sale by Memorex Telex Japan Ltd. or (ii) to the extent Foothill consents in writing in advance of any particular transaction giving rise thereto, any Other cash proceeds received by any Subsidiary of the Parent which, by reason of any law or regulation of the jurisdiction where such Subsidiary maintains the bank account in which such proceeds are held, are blocked and cannot be remitted from such jurisdiction or can be remitted from such jurisdiction only through incurrence of a material incremental tax liability. The Parent and its Subsidiaries shall be deemed to have received at the closing of any Asset Sale cash in an amount equal to the fair market value of the portion (if any) of the consideration for such sale that consists of either Marketable Securities or Non-Cash Proceeds.

    "Non-Cash Proceeds" shall have the meaning set forth in Section 5.09(b) hereof.

    "Non-Parent Obligors" means, collectively, the Obligors other than the Parent, and "Non-Parent Obligor" means any one of them.

    "Obligations" means all loans, advances, debts, principal, interest (including, without limitation, any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including, without limitation, all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, or Foothill Expenses (including, without limitation, any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties owing by the Obligors to Foothill of any kind and description pursuant to or evidenced by the Financing Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, all interest not paid when due and all Foothill Expenses that the Obligors are required to pay or reimburse in connection with the Financing Documents.

    "Obligors" means, collectively, Borrower and each of the Guarantors, and "Obligor" means any one of them.

    "Overadvance" has the meaning set forth in SECTION 2.02.

    "Parent" means Memorex Telex N.V., a corporation organized under the laws of The Netherlands with its statutory seat in Amsterdam, and its successors.

    "Participant" has the meaning set forth in Section 14.08(b)

    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Permitted Asia-Pacific Proceeds Application" has the meaning set forth in
Section 2.02(a).

    "Permitted Liens" means those Liens described in clauses (a) through (i) of
Section 5.08.

    "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or other agency or political subdivision thereof or any other entity.

    "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

    "Prepackaged Plan" has the meaning ascribed thereto in the Restructured Credit Agreement.

    "Qualification"' means, with respect to any report of independent public accountants covering financial statements, a qualification to such report (such as a "subject to" or "except for" statement therein) (I) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) with respect to the continued existence of the entity whose financial statements are reported upon, as contemplated by Statement on Auditing Standards No. 34, or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; PROVIDED that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being examined have concurred or (b) a qualification relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements.

    "Receivables Purchase Agreement" means the Amended and Restated Receivables Purchase Agreement dated as of September 17, 1990, between Borrower and Morgan Delaware, as amended to, and as in effect on, the date hereof and as amended from time to time.

    "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank, Minnesota, N.A. or any successor to such institutions, as its "prime rate", "base rate", or "reference rate", as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

    "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Restricted Payment" means (i) any dividend or other distribution on any shares of the Capital Stock of the Parent or any of its Subsidiaries (other than stock splits, like-kind stock dividends or the distribution of shares of Capital Stock of the Parent pursuant to the exercise of Warrants issued pursuant to the Prepackaged Plan) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of Capital Stock of the Parent or any of its Subsidiaries or (b) any option, warrant or other right to acquire shares of capital stock of the Parent or any of its Subsidiaries; PROVIDED that payments by any Subsidiary of the Parent to the Parent or any of its Wholly-Owned Subsidiaries shall not constitute Restricted Payments.

    "Restructured Collateral Documents" means the (a) Restructured Collateral Agency Agreement, (b) the assignments, security agreements, pledge agreements, instruments, acknowledgments and other documents (as the same may be amended, modified, supplemented or waived from time to time) described in Schedule C-1 to the Restructured Collateral Agency Agreement and (c) all additional assignments, security agreements, pledge agreements, instruments, acknowledgments and other documents (as the same may be amended, modified, supplemented or waived from time to time) which the Representatives (as defined in the Restructured Collateral Agency Agreement) from time to time agree by notice to the Collateral Agent shall constitute Collateral Documents for the purposes of the Restructured Collateral Agency Agreement or which are delivered or to be delivered pursuant hereto (to the extent such document pertains to the Collateral) or thereto.

    "Restructured Collateral Agency Agreement" means the Amended and Restated Restructured Collateral Agency, dated as of the date hereof, among the Borrower, the Parent, certain Subsidiaries of the Parent listed on the signature pages thereof, Foothill, the Agent, the Restructuring Lenders, and the Collateral Agent, as the same may be modified, waived or amended from time to time.

    "Restructured Credit Agreement" means the Restructured Credit and Guaranty Agreement dated as of March 24, 1994, as amended, among Borrower, Holding, Distribution, Tulsa, the Parent, the lenders listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as agent.

    "Restructuring Lender" means each Person listed as a Lender on the signature pages of the Restructured Credit Agreement, each Assignee which becomes a "Lender" for purposes of the Restructured Credit Agreement pursuant to Section 14.08(c) of the Restructured Credit Agreement, and their respective successors, and "Restructuring Lenders" means all of the foregoing.

    "Restructured Loans" means the 'Loans' as defined in the Restructured Credit Agreement.

    "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Parent or any of its Subsidiaries of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Parent or any of its Subsidiaries to such Person with the intention of entering into such a lease.

    "Securitization Reserve" means, as of any date of determination, the Dollar amount of Morgan Delaware's Net Investment under the Receivables Purchase Agreement in Service Accounts.

    "Security Subsidiaries" means all, and "Security Subsidiary" means any one, of the following Subsidiaries of the Parent:

         1.   Memorex Telex Corporation
         2.   Tulsa Computer Products, Ltd.
         3.   Memorex Telex Inc.
         4.   Memorex Telex Holding N.V.
         5.   Memorex Telex AG
         6.   Memorex Telex Holdings (UK) Limited
         7.   Memorex Telex (UK) Limited
         8.   Memorex Telex S.A. (France)
         9.   Memorex Telex Italia SpA
         10.  Memorex Telex Distribution N.V.
         11.  Memorex Telex Nederland B.V.
         12.  Memorex Telex S.A. (Belgium)
         13.  Memorex Telex Pty Limited
         14.  Memorex Telex Wholesale Pty Limited
         15.  Services,

and any other Subsidiary of the Parent some or all of whose capital stock or obligations serve as collateral for the Restructuring Lenders under one or more of the Restructured Collateral Documents and any other Subsidiary of the Parent formed or organized after the Closing Date.

    "Service Accounts" means Accounts created in the ordinary course of business arising arise out of the rendition of maintenance and other similar services from recurring contracts with Account Debtors.

    "Services" means Memorex Telex Services Inc., a Delaware corporation, and its successors.

    "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

    "Tax" means any present or future tax, duty or other charge (including, without limitation, interest and penalties imposed with respect thereto).

    "Temporary Cash Investment" means (a) funds of any subsidiary of the Parent or, subject to Section 5.22, of the Parent on deposit with a local bank or (b) any Investment in (i) Dollars or direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment or insured by, the United States or any agency or instrumentality thereof for the payment of which obligation or guarantee the full faith and credit of the United States is pledged, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.,
(iii) time deposits with, including, without limitation, certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and the senior debt securities of which are rated in one of the two highest categories by a nationally recognized credit rating agency, provided, in each case, that such Investment matures within 90 days from the date of acquisition thereof, or (iv) repurchase obligations with a term of not more than ten days with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above.

    "Transferee" has the meaning set forth in Section 14.08(d).

    "Tulsa" means Tulsa Computer Products, Ltd., an Oklahoma corporation, and its successors.

    "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

    "UK" means Memorex Telex (UK) Ltd., a corporation organized under the laws of England and Wales, and its successors.

    "U.S." and "United States" means the United States of America.

    "U.S. Taxes" means any Taxes levied or imposed by the United States of America or any political subdivision or taxing authority thereof or therein.

    "Voting Stock" means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of managing directors of the Parent, other than Capital Stock having such power only by reason of the happening of a contingency.

    "Warrants" means either or both (i) the stock subscription warrants representing the right to purchase, in the aggregate, 1,532,156 shares of the authorized common stock, dfl. 0.10 nominal value per share, of Memorex Telex N.V. on and after the effective date of the Prepackaged Plan, at an exercise price of $2.00 per share until the fifth anniversary of the effective date of the Prepackaged Plan, which are authorized to be issued and distributed pursuant to the Prepackaged Plan, or (ii) the stock subscription warrants representing the right to purchase, in the aggregate, 1,000,000 shares of the authorized common stock, dfl. 0.10 nominal value per share, of Memorex Telex N.V. on and after the effective date of the Prepackaged Plan, at an exercise price of $14.00 per share until the seventh anniversary of the effective date of the Prepackaged Plan, which are authorized to be issued and distributed pursuant to the Prepackaged Plan.

    "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary all of the shares of Capital Stock of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time directly or indirectly owned by such Person. The Special Purpose Domestic Receivables Subsidiary (if any) permitted by Section 5.16 hereof shall be deemed to be a Wholly-Owned Subsidiary.

    SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with the United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants) with the most recent audited consolidated financial statements of the Parent and its Consolidated Subsidiaries delivered to Foothill; PROVIDED that, if Borrower notifies Foothill that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant or calculation, as the case may be (or if Foothill notifies Borrower that Foothill wishes to amend Article V for such purpose), then Borrower's compliance with such covenant or calculation, as the case may be, shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Foothill.

    SECTION 1.03. CONVERSION OF AMOUNTS DENOMINATED IN FOREIGN CURRENCY. If for purposes of any determination it is necessary to translate amounts denominated in a currency other than Dollars into Dollars, such translation shall be made: (a) if such determination relates to a matter reflected in the consolidated financial statements, or the books and records, of the Parent and its Consolidated Subsidiaries, on the basis reflected therein consistent with the United States generally accepted accounting principles; and (b) in other cases, for any month, at the exchange rate for such currency designated by Borrower for such month and reported to Foothill hereunder. The foregoing notwithstanding, if Foothill determines in its reasonable judgment that the exchange rate applicable under (a) or (b) above does not reflect the fair market exchange rate therefor, then such translation shall be made at the exchange rate for such currency most recently reported in the WALL STREET JOURNAL or REUTERS WIRE SERVICE at the time of such determination.

                                 ARTICLE II
                         LOAN AND TERMS OF PAYMENT.

    SECTION 2.01 LOAN. Foothill has agreed to make a term loan (the "Loan") on the Closing Date to Borrower in the original principal amount of Twelve Million Dollars ($12,000,000). Borrower promises to repay the Loan in full on the Maturity Date. The outstanding principal balance and all accrued and unpaid interest under the Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The Loan may be prepaid, in whole or in part, without any premium or penalty. All amounts outstanding under the Loan shall constitute Obligations. Principal amounts borrowed under the Loan, once repaid, may not be reborrowed at any time during the term of this Agreement.

    SECTION 2.02   MANDATORY PREPAYMENT.

         (a) ASSET SALES. In the event that the Parent or any of its Subsidiaries shall at any time, or from time to time, engage in an Asset Sale, Borrower shall prepay the Obligations in an amount equal to the Net Cash Proceeds of such Asset Sale, to be paid to Foothill on the date on which such Asset Sale is consummated; PROVIDED, HOWEVER, that in the case of the Asia-Pacific Sale, Borrower shall not be obligated to prepay the Obligations to the extent that the Net Cash Proceeds of the Asia-Pacific Sale (the "Asia-Pacific Proceeds") are applied as follows (the "Permitted Asia-Pacific Proceeds Application"): (i) the lesser of (y) the amount of all cash Asia-Pacific Proceeds and (z) Seventeen Million Dollars ($17,000,000) cash is retained and used by the Consolidated Company solely to support the Consolidated Company's continuing operations and not applied toward the obligations under the Restructured Credit Agreement; and (ii) iii the event that the amount of all cash Asia-Pacific Proceeds is in excess of Seventeen Million Dollars ($17,000,000), an amount not to exceed the amount of such cash excess is applied as a partial prepayment toward Borrower's obligations under the Restructured Credit Agreement.

         (b) OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by the Borrower to Foothill pursuant to SECTION 2.01 is greater than either the dollar or percentage limitations set forth in SECTION
2.03 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay the Obligations.

    SECTION 2.03 BORROWING BASE. The outstanding principal amount of the Loan shall not exceed, at any time or for any reason, the Borrowing Base. For purposes of this Agreement, "Borrowing Base" shall mean the lowest of:

              (x) the sum of: (i) the greater of: (A) seventy percent (70%) of the amount of Eligible Securitized Accounts, LESS the Domestic Securitization Reserve; and (B) zero (0); PLUS (ii) seventy percent (70%) of the amount of Eligible Non-Securitized Accounts; PLUS (iii) fifty percent (50%) of the amount of Eligible Inventory; PLUS (iv) Seven Million Dollars ($7,000,000);

              (y) thirty five percent (35%) of Annualized Eligible Domestic Service Revenues, LESS the Securitization Reserve; and

              (z) twenty percent (20%) of Annualized Eligible Service Revenues, LESS the Securitization Reserve.

    SECTION 2.04   INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

         (a) INTEREST RATE. All Obligations shall bear interest at a per annum rate equal to the lesser of: (i) the Maximum Rate; or (ii) the greater of (A) the Reference Rate plus the Applicable Margin, or (B) seven percent (7.0%) per annum.

         (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to the lesser of: (i) the Maximum Rate; or (ii) the rate otherwise applicable under SECTION 2.04(a)(ii) plus three percent (3.0%) per annum.

         (c) INTEREST CATCH-UP. Notwithstanding the provisions of Sections 2.05(a) and (b), if at any time the applicable interest rate shall exceed the Maximum Rate and thereafter the applicable interest rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of Foothill, be the Maximum Rate until the total interest paid by Borrower equals the amount which would have been paid but for the applicable interest rate having been in excess of the Maximum Rate. If, at maturity of final payment of the Obligations, the total amount of interest paid or accrued on the Obligations under the provisions of Sections 2.03(a) and (b) is less than the total amount of interest which would have been accrued if the applicable interest rate had at all times been in effect, then Borrower, to the fullest extent permitted by law, shall pay to Foothill an amount equal to the difference between (a) the amount of interest which would have accrued on the Obligations if the Maximum Rate had at all times been in effect, and
(b) the amount of interest accrued in accordance with the provisions of Sections 2.03(a) and (b).

         (d) MINIMUM INTEREST. In no event shall the rate of interest chargeable hereunder on any Obligations be less than seven percent (7%) per annum (or, if lower, the Maximum Rate).

         (e) PAYMENTS. Interest hereunder shall be due and payable on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), and all installments or other payments due under the Loan or the Financing Documents to the Borrower's Loan Account, which amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a pan of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

         (f) COMPUTATION. The Reference Rate as of this date is eight and one-quarter percent (8.25%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. The rates of interest charged hereunder shall be based upon the average Reference Rate in effect during the month. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. All interest calculated at the Maximum Rate shall be computed on the basis of a three hundred sixty-five (365) or three hundred sixty-six day year, as appropriate.

         (g) USURY. It is the intention of the parties hereto to conform strictly to all usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including, without limitation, the laws of any jurisdiction whose laws may be mandatorily applicable notwithstanding the other provisions of this Agreement), then, notwithstanding anything to the contrary in this Agreement or in any other instrument or agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received under this Agreement or under any other instruments or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated for any reason under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded to Borrower). In determining whether the interest paid or payable with respect to any indebtedness of Borrower to Foothill, under any specific contingency, exceeds the highest lawful rate, Borrower and Foothill shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof,
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, so that no such portion shall bear interest at a rate greater than that permitted by applicable law.

    SECTION 2.05 BORROWER'S DESIGNATED ACCOUNT. Foothill is authorized to make the Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower. Borrower shall designate in writing to Foothill the identity of the deposit account of Borrower (the "Designated Account") established and maintained by Borrower for the purpose of receiving the proceeds of the Loan requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, the Loan requested by Borrower and made by Foothill hereunder shall be made to Borrower's Designated Account.

    SECTION 2.06 MAINTENANCE OF LOAN ACCOUNT: STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Loan and all accrued interest, Foothill Expenses, and any other payment Obligations and on which Borrower will be credited with all payments received by Foothill from Borrower or for the Borrower's account, including, without limitation, all amounts received by Foothill from any lockbox account in accordance with the Lockbox Agreement and the Restructured Collateral Agency Agreement. Foothill shall render statements regarding the Loan Account to Borrower, including, without limitation, principal, interest, fees, and including, without limitation, an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Foothill by registered or certified mail at its address specified under SECTION 10.01, written objection thereto describing the error or errors contained in any such statements.

    SECTION 2.07   FEES. Borrower shall pay to Foothill the following fees:

    (a) CLOSING FEE. A one time fee in an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000), which fee is earned, in full, and non-refundable on the Closing Date and is due and payable by Borrower to Foothill in connection with this Agreement on the earliest to occur of: (i) the Maturity Date; (ii) the prepayment in full of the Loan; and (iii) the acceleration by Foothill of the Loan.

    (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Foothill's customary fee of Six Hundred Fifty Dollars ($650) per day per examiner and One Thousand Five Hundred Dollars ($1,500) per day per appraiser for financial analyses and examinations and collateral appraisals, plus out-of-pocket expenses for each such financial analysis, examination and appraisal performed by Foothill or its agents; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the appraisal fee payable by Borrower will not exceed the amount of such fee for three (3) appraiser-days.

    SECTION 2.08 FOOTHILL EXPENSES. Borrower shall pay to Foothill all Foothill Expenses promptly upon demand by Foothill.

                                ARTICLE III
                       CONDITIONS; TERM OF AGREEMENT

    SECTION 3.01. CONDITIONS PRECEDENT TO THE LOAN. The obligation of Foothill to make the Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

    (a) receipt by Foothill of counterparts hereof signed by each Obligor and Foothill (or, in the case of any party other than the Obligors, as to which an executed counterpart shall not have been received, receipt by Foothill in form satisfactory to it of telex, facsimile or other written confirmation of execution of a counterpart hereof by such party);

    (b) receipt by Foothill of counterparts of the Restructured Collateral Agency Agreement, each duly executed by authorized officials of each of the parties listed on the signature pages thereof (including, without limitation, the Agent and each Restructuring Lender);

    (c) receipt by Foothill of duly executed counterparts of the Collateral Documents (including, without limitation, to the extent practicable, Collateral Documents in respect of the Lien on the assets of Canada and UK located outside the United States), together with evidence satisfactory to Foothill of the effectiveness of the security contemplated thereby;

    (d) receipt by Foothill of copies of each Lockbox Agreement, together with a certificate of the Secretary of Borrower certifying the same to be true, correct, and complete copies thereof and certifying the lockbox arrangements contemplated thereunder are in fill force and effect;

    (e) receipt by Foothill of any unpaid fees and expenses (including, without limitation, attorneys fees) accrued or incurred, or estimated to have been accrued or incurred, by or on behalf of Foothill pursuant to or in connection with this Agreement and the Financing Documents;

    (f) receipt by Foothill of opinions of special counsel for the Obligors, in form satisfactory to Foothill, covering such matters relating to the transactions contemplated hereby as Foothill may reasonably request;

    (g) receipt by Foothill of a certificate signed by the Chief Financial Officer of Borrower to the effect that (i) such Chief Financial Officer was the Chief Financial Officer on December 31, 1995, (ii) immediately after such effectiveness, no Default shall have occurred and be continuing and, to the best of his knowledge, no Material Adverse Change has occurred since December 31, 1995, and (iii) to the best of his knowledge, each of the representations and warranties made by the Obligors in or pursuant to the Financing Documents is true and correct in all material respects on and as of such Closing Date;

    (h) receipt by Foothill of a certificate from the Secretary of each Obligor attesting to: (i) the resolutions of such Obligor's board of directors (or foreign equivalent thereof) authorizing its execution, delivery, and performance of this Agreement and the other Financing Documents to which it is a party and authorizing specific officers to execute the same;
(ii) the incumbency and signature specimen of each such authorized officer; and (iii) copies of such Obligor's Constitutional Documents, as amended, modified, or supplemented to the Closing Date; in each case, in form and substance satisfactory to Foothill;

    (i) receipt by Foothill of certificates of corporate status (or the relevant foreign equivalents thereof) with respect to each Obligor, dated within ten (10) days of the Closing Date, by the appropriate officer of the jurisdiction of incorporation of such Obligor, which certificates shall indicate that such Obligor is in good standing (or the relevant foreign equivalent thereof) in such jurisdiction;

    (j) receipt by Foothill of: (i) certificates of corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the appropriate officer of the states of New Jersey, North Carolina, Oklahoma, and Texas; and (ii) a certificate of corporate status with respect to Services, dated within ten (10) days of the Closing Date, by the appropriate officer of the state of Texas; which certificates shall indicate that such Obligor is in good standing in such jurisdiction;

    (k) receipt by Foothill of searches reflecting the filing of the Collateral Agent's financing statements and fixture filings (and the relevant foreign equivalents thereof);

    (l) the execution and delivery of all counterpart signature pages to the amendments and waivers in respect of the Restructured Credit Agreement by the Agent each Restructuring Lender, and each Material Company party thereto, whereby, among other things, the execution, delivery, and performance by the Obligors of the Financing Documents and the consummation of the transactions contemplated thereby are permitted by the Restructuring Lenders;

    (m) receipt by Foothill of copies of the Restructured Credit Agreement (including all amendments and modifications to date) and the Receivables Purchase Agreement (including all amendments and modifications to date), together with a certificate of the Secretary of Borrower certifying the same to be true, correct, and complete copies thereof;

    (n) receipt by Foothill of certificates of insurance in respect of the Non-Parent Obligors, together with the endorsements thereto (including, without limitation, a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing the Collateral Agent as loss payee thereof), as are required by the Restructured Collateral Agency Agreement, the form and substance of which shall be satisfactory to Foothill;

    (o) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of the making of the Loan;

    (p) no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of the making of the Loan;

    (q) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of the Loan shall have been issued and remain in force by any governmental authority against 'any Borrower, Foothill, or any of their Affiliates; and

    (r)  the Closing Date shall occur on or before March 22, 1996.

    SECTION 3.02 CONDITIONS SUBSEQUENT TO THE LOAN. The following shall be conditions subsequent and the failure to satisfy on a timely basis one or more of the same shall constitute an Event of Default hereunder:

    (a) In the event the Asia-Pacific Sale Condition is not satisfied, then Borrower shall cause Australia to execute and deliver to Foothill, on or before June l, 1996, (i) such joinder documents as Foothill may request, in form and substance satisfactory to Foothill, by which Australia agrees to join in and become bound by the provisions of this Agreement as a Guarantor, and (ii) to the extent practicable, such Collateral Documents as Foothill may request in order to grant the Collateral Agent for the benefit of Foothill a perfected security interest in the personal property Collateral of Australia;

    (b) To the extent that any Collateral Documents in respect of the Lien on the assets of Canada and UK located outside the United States are not executed and delivered on or before the Closing Date under Section 3.01(c) hereof, UK and Canada shall execute and deliver to Foothill, within thirty
(30) days following the Closing Date, such Collateral Documents, together with evidence satisfactory to Foothill of the effectiveness of the security contemplated thereby;

    (c) Within sixty (60) days following the Closing Date, Foothill shall receive duly executed Collateral Access Agreements for the Obligors' non-owned locations in each of: (i) Raleigh, North Carolina; and (ii) if requested by Foothill, Tulsa, Oklahoma; and

    (d) Within thirty (30) days following the Closing Date, the Obligors shall deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto (including, without limitation, a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing the Collateral Agent or Foothill as loss payees thereof (as their interests may appear)), as are required by the Restructured Collateral Agency Agreement, the form and substance of which shall be satisfactory to Foothill.

    SECTION 3.03 TERM. This Agreement shall become effective upon the execution and delivery hereof by the Obligors and Foothill and shall continue in full force and effect for a term ending on the Maturity Date, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

    SECTION 3.04 EFFECT OF TERMINATION. On the date of termination, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Obligors of their duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have ken fully and finally discharged.

    SECTION 3.05  EARLY TERMINATION BY BORROWER. The provisions of SECTION
3.03 notwithstanding, Borrower shall have the option, at any time upon sixty
(60) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations.

                           ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES

    The Obligors jointly and severally represent and warrant to Foothill that:

    SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each Obligor is a corporation duly incorporated, validly existing and (in the case of each such Person incorporated under the laws of any State of the United States and each other such Person as to which such concept has meaning under the laws of the jurisdiction of its incorporation) in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except, to the extent that failure to comply with the foregoing statements could not, in the aggregate, have a material adverse effect on the business, financial position, results of operations or prospects of the Obligors and their Consolidated Subsidiaries, considered as a whole), and each Obligor is duly qualified as a foreign corporation, licensed and (in the case of each such Person incorporated under the laws of any State of the United States and each other such Person as for which such concept has meaning under the laws of the jurisdiction of its incorporation) in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure so to qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations or prospects of the Obligors and their Subsidiaries, considered as a whole.

    SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution and delivery by each Obligor of each of the Financing Documents to which it is a party and the performance by such Obligor of its obligations thereunder are within the corporate power of such Obligor, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such as shall have been obtained and be in full force and effect on and after the date of execution and delivery of the related Financing Document by the related Obligor) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Constitutional Documents of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor.

    SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of each Obligor, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Obligor that is a party thereto.

    SECTION 4.04. FINANCIAL INFORMATION. (a) The unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of December 31, 1995 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, set forth in the Parent's quarterly report for the fiscal quarter then ended as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to Foothill, fairly present, in conformity with United States generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (b) of this Section 4.04, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end audit adjustments).

    (b) The consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of March 31, 1995 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Parent's 1995 Form 10-K, a copy of which has been delivered to Foothill, fairly present, in conformity with United States generally accepted accounting principles, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

    (c) There has been no Material Adverse Change, nor any event which is reasonably likely to result in a Material Adverse Change, since December 31, 1995.

    SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of any Obligor threatened against any Obligor or any Subsidiary of any thereof, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially and adversely affect the business, financial position, results of operations or prospects of the Consolidated Company, considered as a whole, or which in any manner questions the validity of any Financing Document.

    SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

    SECTION 4.07. TAXES. The Obligors and each Subsidiary of any of them have filed all material Tax returns that are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such Taxes being diligently contested in good faith and by appropriate proceedings or being paid in accordance with the terms of any settlement agreement entered into by the Obligors. Charges, accruals and reserves have been provided on the books of the Parent and its Subsidiaries in respect of all Taxes or other governmental charges which are adequate in the aggregate in accordance with generally accepted accounting principles, and no Tax liabilities in excess of the amounts so provided are anticipated that could materially and adversely affect the business, financial position, results of operations or prospects of the Consolidated Company, considered as a whole.

    SECTION 4.08. COMPLIANCE WITH LAWS. Each Obligor is in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which such Obligor is contesting in good faith or (ii) failure to comply with which cannot reasonably be expected to have consequences which would materially and adversely affect the business, financial position, results of operations or prospects of the Obligors and their Consolidated Subsidiaries, considered as a whole.

    SECTION 4.09. NOT AN INVESTMENT COMPANY. None of the Obligors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    SECTION 4.10. NO DEFAULTS. (a) No Obligor or any Subsidiary thereof is in violation of, or in default under, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations or defaults in the aggregate might materially and adversely affect the financial condition, results of operations, business or prospects of the Consolidated Company, considered as a whole, or the ability of any Obligor to perform its obligations under the Financing Documents.

    (b) Upon the effectiveness of this Agreement, no Default will have occurred and then be continuing.

    SECTION 4.11. POSSESSION OF FRANCHISES. LICENSES ETC. The Obligors and each Subsidiary of any of them own or possess all franchises, patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary in any material respect for the ownership and operation of their respective properties and businesses, and none of the Obligors or any Subsidiary of any of them is in violation of any provision thereof such that any lack of such ownership or possession or violations in the aggregate might materially and adversely affect the financial condition, results of operation, business or prospects of the Consolidated Company, considered as a whole, or the ability of any Obligor to perform its obligations under the Financing Documents.

    SECTION 4.12. FULL DISCLOSURE. All information heretofore furnished by the Obligors or any Subsidiary of any of them to Foothill for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished by the Obligors or any Subsidiary of any of them to Foothill will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Obligors have disclosed to Foothill in writing any and all facts which materially and adversely affect or may affect (to the extent the Obligors can now reasonably foresee), the business, properties, financial position, results of operations or prospects of the Consolidated Company, considered as a whole, or the ability of the Obligors to perform their obligations under the Financing Documents.

    SECTION 4.13. REPRESENTATIONS IN OTHER AGREEMENTS TRUE AND CORRECT. Each of the representations and warranties contained in any Financing Document is true and correct.

    SECTION 4. 14. ENVIRONMENTAL LAWS. In the ordinary course of its business, the Parent conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Parent and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including, without limitation, any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses). On the basis of this review, the Parent has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Parent and its Consolidated Subsidiaries, considered as a whole.

    SECTION 4.15. LIENS. There are no Liens of any nature whatsoever on any properties of the Obligors or any of their Subsidiaries other than Permitted Liens. No Obligor is a party to any contract, agreement, lease or instrument, the performance of which, either unconditionally or upon the happening of an event, will result in or create a Lien (other than a Permitted Lien) on the property or assets of any Obligor or otherwise result in a violation of any Financing Document.

    SECTION 4.16. ELIGIBLE ACCOUNTS. The Eligible Accounts are, at the time of the creation thereof and as of each date on which Borrower includes them in a Borrowing Base calculation or certification, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of the Non-Parent Obligors' business, unconditionally owed to the Non-Parent Obligors without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts have been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. At the time of the creation of an Eligible Account and as of each date on which the Borrower includes an Eligible Account in a Borrowing Base calculation or certification, no Obligor has received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding such Eligible Account.

    SECTION 4.17. ELIGIBLE INVENTORY. All Eligible Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects.

    SECTION 4.18. LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on SCHEDULE 5.14 or otherwise permitted by SECTION 5.14.

    SECTION 4.19. INVENTORY RECORDS. The Obligors now keep, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and the Obligors' cost therefor.

                                 ARTICLE V
                                 COVENANTS

    The Obligors jointly and severally agree that, so long as any Obligations remains unpaid, the Obligors will perform and comply with, and will cause their respective Subsidiaries, as applicable, to perform and comply with, each of the following covenants.

    SECTION 5.01. INFORMATION. Borrower will deliver to Foothill:

    (a) within 90 days after the end of each fiscal year of the Parent, (i) the consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion or opinions thereon by Ernst & Young or other independent public accountants of nationally recognized standing, which opinion (x) shall state that such financial statements present fairly the consolidated financial position of the companies being reported upon as of the date of such financial statements and the consolidated results of their operations for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances and (y) shall not contain any Qualification for any fiscal year after the fiscal year ending March 31, 19%, and (ii) a certificate, certified by the CFO, in the form agreed upon by the Parent and Foothill and setting forth the Parent's calculation of the Leasebase Amount for such fiscal year;

    (b) within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its Consolidated Subsidiaries, and the related consolidated statements of operations and cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, and certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Parent;

    (c) within 45 days after the end of each fiscal quarter of each fiscal year of the Parent, (i) the balance sheet of each Obligor, on a stand-alone basis, and the related statements of operations and cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, prepared on a basis consistent with the financial statements referred to in subsection (b)and certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the relevant Obligor,
(ii) a certificate of the CFO setting forth all cash payments received during such fiscal quarter in respect of any Non-Cash Proceeds held by the Parent or any of its Consolidated Subsidiaries, as permitted by the first PROVISO in
Section 5.09(b), and (iii) a certificate of the CFO setting forth the aggregate amount as at the last day of such fiscal quarter of Liens on any asset (including, without limitation, cash) of any Obligor securing any obligation which is not Debt, other than Liens arising in the ordinary course of business which constitute (A) statutory Liens or landlords and carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (B) Liens for taxes, assessments, government charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (C) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security; (D) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of any Obligor; (E) Liens imposed by operation of law which do not materially affect any Obligor's ability to perform its obligations under the Financing Documents; and (F) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (d)  within twenty Business Days after the end of each calendar month,
(i) consolidated cash forecasts (substantially in the form customarily prepared by the Parent) for a period covering at least the following twelve weeks based upon the Parent's best estimates, information and assumptions at the time, and (ii) the consolidated balance sheet of the Parent and its Consolidated Subsidiaries, and the related consolidated statements of profit and loss and of cash flows for such calendar month, in each case in the form in which such statements are prepared for the Board of Supervisors of the Parent;

    (e) within 120 days after the end of each fiscal year of the Parent, a projected consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected operations land cash flows (in each case substantially in the form customarily prepared by the Parent) for such fiscal year, based on the Parent's best estimates, information and assumptions at the time;

    (f) simultaneously with the delivery to Morgan Delaware of the daily and monthly reports required under the Receivables Purchase Agreement, copies of such reports;

    (g) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) of this Section, a certificate of the CFO (i) setting forth in reasonable detail such calculations as are required to establish whether the Parent was in compliance with the requirements of Sections 5.06 through 5.13, inclusive, on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Parent is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the most recent previous delivery of financial statements pursuant to paragraph (a) or (b) of this Section, there has been any Material Adverse Change not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such

Material Adverse Change and (iv) stating whether, since the date of the most recent financial statements previously delivered pursuant to paragraph (a) or
(b) of this Section, there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered;

    (h) simultaneously with the delivery of each set of financial statements referred 10 in paragraph (a) of this Section, a letter from the firm of independent public accountants that reported on such statements stating (i) whether anything has come to their attention in the course of their normal audit procedures to cause them to believe that there existed on the date of such statements any Default and (ii) whether in their opinion the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to paragraph (g) of this Section 5.01, to the extent derived from data contained in the accounting records of the Parent and its Consolidated Subsidiaries, have been determined in accordance with the relevant provisions of this Agreement;

    (i) forthwith upon the occurrence of any Default, a certificate of the CFO setting forth the details thereof and the action that the Parent is taking or proposes to take with respect thereto;

    (j) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports that the Parent or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

    (k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such report able event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other' than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Parent setting forth details as to such occurrence and action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

    (l) as soon as reasonably practicable after any Obligor obtains knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Parent or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a non-remote possibility of an adverse decision which could materially and adversely affect the business, financial position, results of operations or prospects of the Consolidated Company, considered as a whole, or which in any manner questions the validity of any Financing Document, the Obligors will inform Foothill of the nature of such pending or threatened action, suit or proceeding and will provide such additional information as may be reasonably requested by Foothill;

    (m)  [intentionally omitted]

    (n) from time to time such additional information regarding the financial position, results of operations, business or prospects of the Parent or any of its Subsidiaries as Foothill may reasonably request; and

    (o) In addition to the copies of the daily and monthly reports delivered to Morgan Delaware required to be delivered concurrently to Foothill pursuant to Section 5.01(f) hereof, the Obligors shall deliver to Foothill the following documents at the following times in form and substance satisfactory to Foothill: (i) on a weekly basis, (A) Inventory reports in respect of Inventory located at the Obligors' Raleigh, North Carolina location, specifying the Obligors' cost thereof, and (B) a detailed aging, by total, of the Accounts of UK and Canada; (ii) on a monthly basis and, in any event, by no later than the tenth (10th) Business Day of each month during the term of this Agreement, (A) a detailed calculation of the Borrowing Base, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (B) a detailed aging, by total, of the Accounts of the Non-Parent Obligors, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill,
(C) a summary aging, by vendor, of the Obligors' accounts payable, and the Dollar amount of any book overdraft, and (D) Inventory reports specifying the Obligors' cost of the Obligors' Inventory by category, with additional detail showing additions to and deletions from the Inventory; and (iii) such other reports as to the Collateral or the financial condition of the Obligors as Foothill may request from time to time.

    SECTION 5.02. PAYMENT OF OBLIGATIONS. The Obligors will, and will cause each other Material Company to, pay and discharge, as the same shall become due and payable, (i) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the relevant Obligor or other Material Company, as the case may be. shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any such items; PROVIDED that the Obligors shall, and shall cause one or more of the appropriate Subsidiaries of the Parent to, exercise any option reasonably available to pay tax claims (including, without limitation, interest thereon if applicable) in installments over any extended period.

    SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. The Obligors will, and will cause each other Material Company to: (a) keep all material property useful and necessary in its business in good working order and condition in accordance with generally accepted industry standards applicable to the line of business in which such property is used; (b) maintain with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and (c) furnish to Foothill, upon written request from Foothill, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Obligors may, in lieu of maintaining the insurance required by the preceding sentence, self-insure, or cause any other Material Company to self-insure, with respect to the properties and risks referred to in the preceding sentence to the extent that such self-insurance is customary among companies of established repute engaged in the line of business in which such properties are used or to which such risks pertain.

    SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. (a) Subject to Section 5.09, the Obligors will continue, and will cause their respective Subsidiaries to continue, to engage in business of the same general type as now conducted by the Obligors and their respective Subsidiaries, as such business is described in the 1995 Form 10-K, and will preserve, renew and keep in full force and effect, and will cause each other Material Company to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business.

    (b) The Parent shall continue, and shall cause its Subsidiaries to continue to maintain the Lockbox Agreement (or any replacement agreement in substantially similar form which is reasonably satisfactory to Foothill), in substantially the form in effect on the Closing Date or with such amendments, modifications or changes as are satisfactory to Foothill. The Parent shall continue, and shall cause its Subsidiaries to continue, to maintain working capital financing arrangements similar to the Receivables Purchase Agreement or which provide a comparable amount of working capital financing based on the sale or other disposition or the pledge of U.S. accounts receivable. The Parent shall, and shall cause each of its Subsidiaries to, establish in each jurisdiction (other than France) in which Collateral exists under the Collateral Documents, lockbox or other similar arrangements satisfactory to Foothill.

    SECTION 5.05. INSPECTION OF PROPERTY BOOKS AND RECORDS. The Parent will keep, and will cause each other Material Company to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities. The Parent, upon reasonable request by Foothill, will permit, and will cause each other Material Company to permit, representatives of Foothill to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

    SECTION 5.06. MAINTENANCE OF STOCK OF SUBSIDIARIES. Except as permitted by Section 5.16 hereof, the Parent will at all times maintain direct or indirect ownership of 100% of the outstanding shares (Other than directors' qualifying shares and investments by foreign nationals mandated by applicable law) of each class of capital stock of each of its Subsidiaries which is a Material Company, other than Persons that have become Subsidiaries of the Parent by way of Investments permitted by Section 5.13 (as to which the Parent will at all times maintain direct or indirect ownership of the maximum percentage of the capital stock of such Subsidiary that the Parent has owned directly or indirectly at any time), except for a disposition by the Parent of its entire Investment in any of its Subsidiaries in accordance with
Section 5.09 and except for a sale or disposition of its entire Investment in the capital stock of Memorex Telex Japan Ltd.

    SECTION 5.07. LIMITATION ON DEBT. (a) The Parent will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except Debt under the Financing Documents and:

              (i) Debt under the Restructured Credit Agreement; PROVIDED that the aggregate principal amount of the Restructured Loans outstanding at any time shall not exceed $100,000,000;

              (ii) Debt owing to the Parent or a Wholly-Owned Subsidiary of the Parent;

              (iii) Debt outstanding on the Closing Date and identified on SCHEDULE A-1 of the Restructured Credit Agreement as in effect as of the Closing Date, a copy of which schedule is attached hereto as
         SCHEDULE 5.07;

              (iv) Debt of any Person outstanding at the date such Person becomes a Subsidiary of the Parent and not created in contemplation of such event;

              (v) Debt in respect of Capital Leases entered into in connection with a Sale and Leaseback Transaction permitted by Section 5.09;

              (vi) Debt secured by a Lien permitted by paragraph (g) of Section 5.08; PROVIDED that with respect to such Liens, the aggregate principal amount of Debt secured thereby shall at no time exceed $10,000,000;

              (vii) Debt of Memorex Telex Japan Ltd. which is not Guaranteed by the Parent or any other Subsidiary of the Parent; and

              (viii) Debt not otherwise permitted by this Section 5.07(a) in the aggregate outstanding principal amount (calculated, with respect to Debt denominated in currencies other than Dollars, without regard to variances of less than 5% between the dollar equivalent value of such Debt at the time of its incurrence and its dollar equivalent value at the date of determination under this Section 5.07(a)(viii)) not to exceed $40,000,000 at any time.

    (b) At no time shall the sum of (i) the outstanding principal amount of the Loan plus the Restructured Loans, (ii) the aggregate outstanding principal amount of borrowings under any other secured or unsecured, committed or uncommitted credit lines available to the Parent or any of its Subsidiaries, and (iii) the aggregate amount of receivables factored (exclusive of holdback, if any) exceed $230,000,000.

    SECTION 5.08. NEGATIVE PLEDGE. The Parent will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Parent or any of its Subsidiaries, except:

    (a) Liens securing the Loan and other obligations of the Obligors under the Financing Documents created pursuant to the Collateral Documents.

    (b) Liens existing on the Closing Date securing Debt that is outstanding on such date and identified on SCHEDULE 5.08;

    (c) Liens securing the Restructured Loans and other obligations of the Central Obligors created pursuant to the Restructured Credit Agreement and the Restructured Collateral Documents, subject to the provisions of Section
9.01 of the Restructured Collateral Agency Agreement;

    (d) any Lien existing on any asset prior to the acquisition thereof by such Subsidiary and not created in contemplation of such acquisition;

    (e) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Parent and not created in contemplation of such event;

    (f)  any Lien created by a Capital Lease otherwise permitted hereunder;

    (g) any Lien on any asset of a Subsidiary of the Parent securing Debt incurred or assumed by such Subsidiary for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with the acquisition thereof;

    (h) any Lien on any account receivable of a Subsidiary which is factored by such Subsidiary or as to which an interest has been transferred by such Subsidiary as security for any financing (in each case to the extent permitted and in accordance with the terms of this Agreement), which Lien does not secure any Debt of the Parent or any of its Subsidiaries (other than the obligation to pass on collections of such receivable if any to the extent received by the Parent or any of its Subsidiaries);

    (i) Liens arising in the ordinary course of business which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

    (j) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (b) through (i); PROVIDED that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any other asset of the Parent or any of its Subsidiaries other than such asset originally covered by such Lien or any improvements thereon or additions or accessions thereto.

    SECTION 5.09. CONSOLIDATIONS, MERGERS AND ASSET SALES. (a) The Parent will not, and will not permit any other Material Company to, consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person, except that any Material Company may merge with any Person (other than a Material Company) if such Material Company is the surviving corporation and if, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing; PROVIDED, HOWEVER, that in the case of the merger of any Non-Parent Obligor with a Material Company that is not a Non-Parent Obligor, such Non-Parent Obligor shall be the surviving corporation.

    (b) The Parent will not, and will not permit any of its Subsidiaries to, make any Asset Sale, unless (i) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the Parent) or, in the case of a Sale and Leaseback Transaction giving rise to a Capital Lease, 60% of such fair market value AND (ii) the consideration for such Asset Sale consists solely of cash or Marketable Securities payable at the closing thereof; PROVIDED, HOWEVER, that the consideration for any Asset Sale may consist in whole or in part of assets that are payable upon the closing of such Asset Sale but which are neither cash nor Marketable Securities ("Non-Cash Proceeds") so long as (i) such Non-Cash Proceeds do not exceed $250,000 for any one transaction and (ii) the aggregate fair market value of such Non-Cash Proceeds, calculated for each Asset Sale as of the date on which such Asset Sale is consummated, net of any cash proceeds of such Non-Cash Proceeds received from time to time, does not at any time exceed $1,000,000; PROVIDED FURTHER that the Asia-Pacific Sale shall be permitted to be consummated so long as no Default or Event of Default has occurred and is continuing or would result therefrom and so long as either all Obligations are paid in full in cash or item (i) in the definition of "Permitted Asia-Pacific Proceeds Application" is satisfied.

    SECTION 5.10. RESTRICTED PAYMENTS. The Parent will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment.

    SECTION 5.11. INVOICING. Subject to the Collateral Documents and the Receivables Purchase Agreement, original sales invoices evidencing daily sales shall be mailed by the Non-Parent Obligors to each Account Debtor and, at the Collateral Agent's direction, the invoices shall indicate on their face that the Account has been assigned to the Collateral Agent and that all payments are to be made directly to the Collateral Agent.

    SECTION 5.12. LIMITATIONS ON INVESTMENTS. (a) The Parent will not, and will not permit any of its Subsidiaries to, make or acquire any Investment, except:

              (i) subject to the limitations of Section 5.13, Investments in the Parent and its Consolidated Subsidiaries

              (ii) subject to the limitations of Section 5.13, J.V. Investments;

              (iii) temporary cash investments in bank time deposits or money market instruments of recognized credit quality; and

              (iv) instruments received as consideration for Asset Sales, subject to the limitations of Section 5.09(b)

    (b) Notwithstanding anything in this Agreement to the contrary, the Parent shall not, and shall not permit any of its Subsidiaries to, exercise any warrant, option or other similar right or any convertible security, if such exercise requires any use or transfer of any asset by the Parent or such Subsidiary, unless the security or other asset received by the Parent or such Subsidiary upon such exercise is sold or otherwise disposed of for cash within 5 days.

    SECTION 5.13. CAPITAL EXPENDITURES. (a) The Parent and its Subsidiaries may retain and apply up to 66% of the proceeds of any Equity Issuance to make capital expenditures for property, plant and equipment and J.V. Investments.

    (b) Subject to Section 5.12(b) and to paragraph (c) of this Section 5.13, the Parent and its Subsidiaries may make J.V. Investments; PROVIDED that such J.V. Investments (other than Investments permitted by subsection
(a) hereof) do not exceed (i) $2,500,000 individually, (ii) $5,000,000 in the aggregate in any fiscal year and (iii) Foothill is granted a security interest in the equity interest of the Parent and its Subsidiaries in all J.V. Investments entered into on or after the date hereof, subject to any prior claim by any Person who is a participant in such J.V. Investment pursuant to the operative documents of such J.V. Investment.

    (c) The sum of (i) Consolidated Capital Expenditures for any fiscal year plus (ii) the aggregate amount of J.V. Investments made during such fiscal year (in each case exclusive of capital expenditures and J.V. Investments permitted by subsection (a) hereof) shall not exceed the amount set forth below for such fiscal year:

    FISCAL YEAR
    ENDING MARCH 31                   AMOUNT
    ---------------                   ------
       1996                         $15,000,000
       1997                         $15,000,000
       1998                         $15,000,000

For purposes of this Section 5.13(c), Consolidated Capital Expenditures for any fiscal year shall include the net amount of leasebase assets to the extent of the amount, if any, by which such net amount at the end of such fiscal year exceeds the Leasebase Amount for such fiscal year (such excess amount being referred to herein as the "Leasebase Increment"). The "Leasebase Amount" shall be, for the fiscal year ending March 31, 1995, $9,000,000 and, for any subsequent fiscal year, the sum of (a) the Leasebase Amount for the prior fiscal year plus (b) the Leasebase Increment for such prior fiscal year.

    SECTION 5.14. LOCATION OF INVENTORY AND EQUIPMENT. The Non-Parent Obligors shall keep the Inventory and Equipment only at the locations identified on SCHEDULE 5.14; PROVIDED, HOWEVER, that the Non-Parent Obligors shall be permitted to have: (a) Inventory in-transit between any two such locations or from any such location to a destination specified by the purchaser of such Inventory; (b) Inventory consigned by the Non-Parent Obligors located with the consignees thereof; and (c) Inventory sold on approval located with the purchaser thereof; in each case, in the ordinary course of business; PROVIDED FURTHER that the Non-Parent Obligors may amend
SCHEDULE 5.14 so long as such amendment occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, Canada, or the United Kingdom, and so long as, at the time of such written notification, the Non-Parent Obligors provide any financing statements or fixture filings (or foreign equivalents, as applicable) necessary to perfect and continue perfected security interests of Foothill (or the Collateral Agent for the benefit thereof) in such assets and, if requested by Foothill, also provides to Foothill (or the Collateral Agent for the benefit thereof) a Collateral Access Agreement.

    SECTION 5.15. HEDGING FACILITIES. The Parent will not, and will not permit any of its Subsidiaries to, enter into any interest swap, currency swap, financial option or futures contract or any other similar arrangement except for the purpose of the BONA FIDE hedging of actual financial exposures of the Parent and its Consolidated Subsidiaries incurred in the ordinary course of business.

    SECTION 5.16. SPECIAL PURPOSE DOMESTIC RECEIVABLES SUBSIDIARY. (a) Foothill agrees that if Borrower creates and owns a Special Purpose Domestic Receivables Subsidiary, (i) Foothill shall not require the Special Purpose Domestic Receivables Subsidiary to, and shall acknowledge and agree that the Special Purpose Domestic Receivables Subsidiary may not, Guaranteed or grant a Lien on its assets to secure, the Obligations under the Financing Documents or the Restructured Loans or any other obligations under the "Financing Documents" (as defined in the Restructured Credit Agreement), and (ii) domestic Accounts of Borrower or Services purchased by the Special Purpose Domestic Receivables Subsidiary shall be free and clear of the Liens of the Collateral Agent, and Foothill authorizes the Collateral Agent to release and terminate its Liens in such Accounts in reliance upon a certificate of Borrower to the effect that such Accounts are being sold in compliance with the requirements of this Agreement and the Restructured Credit Agreement; PROVIDED, HOWEVER, that, in each case, no Default or Event of Default shall exist or be continuing at the time of, or result from, the initial transfer of such Accounts to the Special Purpose Domestic Receivables Subsidiary.

    (b) As used herein, "Special Purpose Domestic Receivables Subsidiary" means:

         (i) a wholly-owned Subsidiary of Borrower (PROVIDED that such Subsidiary may be less than wholly-owned to the extent that a DE MINIMIS economic interest in such Subsidiary is held by a third Person for the purpose of effectuating the bankruptcy-remote status of such Subsidiary);

         (ii) all of the issued and outstanding capital stock of which (except for any such stock owned by a third Person as permitted by clause
               (i) of this subsection) is at all times subject to a valid and binding first priority Lien in favor of the Collateral Agent;

         (iii) that is not at any time obligated with respect to any Debt of any Other Person;

         (iv) that does not create, assume, or suffer to exist any Liens on any of its assets that secure any obligations of any other Person; and

         (v) that is formed solely for the limited purpose of, and engages in no activities except as are necessary for, effecting financing domestic Accounts originated by Borrower or Services.

    (c) The foregoing provisions of this Section 5.16 do not amend or waive any provisions of this Agreement that limit or otherwise regulate sales or factoring of Accounts by the Parent and its Subsidiaries or the use of proceeds thereof and such provisions of this Agreement shall govern the sales of domestic Accounts of Borrower and Services to an by the Special Purpose Domestic Receivables Subsidiary, and the application of proceeds of such sales.

    (d) If and when the transactions contemplated in this Section 5.16 are consummated, the parties hereto agree to modify the applicable provisions of this Agreement, in form and substance satisfactory to Foothill, to effectuate and reflect the substance of this Section 5.16.

    SECTION 5.17. TRANSACTIONS WITH AFFILIATES. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; PROVIDED, HOWEVER, that the foregoing provisions of this Section 5.17 shall not prohibit (a) the Parent or any of its Subsidiaries from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b)the Parent or any of its Subsidiaries from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Parent or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliated, (c) the Parent or any of its Subsidiaries from making payments of principal, interest and premium on any Debt of the Parent or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Parent or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) the Parent or any of its Subsidiaries from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Parent or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates,
(e) the Parent or any of its Subsidiaries from making any Investment permitted by Section 5.12(a)(iii), and (f) the Parent or any of its Subsidiaries (i) from making any payment due in respect of the Loan, or (ii) from providing compensation, indemnification and other benefits to any director or officer of the Parent or such subsidiary who also is an employee, officer, director, trustee or is otherwise affiliated or associated with an Affiliate on terms no more favorable than those on which compensation, indemnification and such other benefits are provided to directors and officers of the Parent or such Subsidiary who are not so affiliated or associated with any Affiliate; and, PROVIDED, FURTHER, that the Parent will not, and will not permit any of its Subsidiaries to, make payments to or for the account of any Affiliate in respect of financial advisory, management, transaction or other similar fees, except as otherwise permitted by this Section 5.17.

    SECTION 5.18. FISCAL YEAR. The Parent will not change its fiscal year from the twelve months ending March 31.

    SECTION 5.19. CONSTITUTIONAL DOCUMENTS. The Parent will not permit any Material Company to amend its Constitutional Documents in any manner that could adversely affect the rights of Foothill under the Financing Documents or Foothill's ability to enforce the same.

    SECTION 5.20. MEETINGS WITH FOOTHILL. The Parent and Borrower will make its respective officers available to meet with representatives of Foothill at a mutually agreeable location within the first 50 days of each fiscal quarter of the Parent during the term of this Agreement for the purpose of reviewing the financial performance during the preceding fiscal quarter, and the then-current financial condition and prospects, of the Parent and its Consolidated Subsidiaries, in general, and of the Obligors, in particular.

    SECTION 5.21. EXCULPATION AND INJUNCTION. The Parent and each Obligor hereby exculpates, and the Parent hereby causes each other Subsidiary of the Parent to exculpate, Foothill for any actions or omissions in good faith in connection with any exercise of remedies and agrees not to pursue any legal action either to limit or prohibit the exercise of any remedy in accordance herewith by Foothill or to assert any claim for any act or omission relating thereto.

    SECTION 5.22. NET ASSET OUTFLOW: DISTRIBUTION ACCOUNT BALANCE. Anything to the contrary in this Agreement notwithstanding, from and after the Closing Date until all Obligations are paid in full in cash, the aggregate net outflow (netting inflows from outflows on an aggregate combined basis) of assets from
(x) all Non-Parent Obligors on a combined basis, to (y) the Parent or any Subsidiary of the Parent that is not a Non-Parent Obligor on a combined basis, in whatever form, including sales or other dispositions of assets, intercompany loans, dividends, investments, or other transfers, but excluding sales of domestic Accounts of Borrower or Services to the Special Purpose Domestic Receivables Subsidiary permitted by Section 5.16 hereof shall not exceed Ten Million Dollars ($10,000,000) without the prior written consent of Foothill. The Parent shall not permit the balance standing to the credit of the account maintained by Distribution with Bank of America Illinois to exceed $5,000,000 for more than three (3) consecutive Business Days.


                                  ARTICLE VI

                            [INTENTIONALLY OMITTED]



                                  ARTICLE VII
                                    DEFAULTS

    SECTION 7.01. DEFAULTS. An Event of Default shall have occurred if:

    (a)  Borrower shall fail to pay when due any principal of the Loan; or

    (b) Borrower shall fail to pay any interest on any Loan or any fees or any other amount payable under this Agreement for a period of five days after the same shall become due; or

    (c) any Obligor shall fail to observe or perform any covenant contained in Sections 5.06, 5.09, 5.10, 5.12 to 5.15 inclusive, 5.16, 5.19, or 5.21; or

    (d) any Obligor shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by paragraph (a), (b) or (c) above) for 10 days after the Parent shall have become aware of such failure, except, in the case of the covenants contained in Sections 5.03, 5.04(a), 5.05, 5.16(a) and 5.18, such period shall be 30 days, instead of 10 days; or

    (e) any representation, warranty, certification or statement made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

    (f) the Parent or any of its Subsidiaries shall fail to make any payment in respect of any Financial Obligation (other than the Loan) in a principal (or face) amount of $1,000,000 or more when due or within any applicable grace period; or

    (g) any event or condition shall occur that results in the acceleration of the maturity of any Financial Obligation in a principal (or face) amount of $1,000,000 or more of the Parent or any of its Subsidiaries or enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Financial Obligation or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, or any security therefor becomes enforceable; or

    (h) the Parent or any Subsidiary of the Parent shall commence a voluntary case or other proceeding seeking Liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

    (i) an involuntary case or other proceeding shall be commenced against the Parent or any Subsidiary of the Parent seeking Liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Parent or any Subsidiary of the Parent under the Federal bankruptcy laws as now or hereafter in effect; or

    (j) the Parent or any of its Subsidiaries admits its inability to pay its debts as and when they fall due or becomes or is deemed to be unable to pay its debts (whether for the purpose of the Insolvency Act of 1986 of Great Britain or otherwise) or insolvent, or convenes a meeting for the purpose of proposing, or otherwise proposes or enters into, any composition or arrangement with its creditors or any group or class thereof, or anything analogous to, or having a substantially similar effect to, any of the events specified in this paragraph or in paragraph (h) or (i) above occurs in any jurisdiction; or

    (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, other than pursuant to a standard termination within the meaning of Section 4041(b) of ERISA in connection with which Borrower has provided Foothill with an opinion of Borrower's independent actuary reasonably acceptable to Foothill that such termination can be effected solely on the basis of existing Plan assets augmented by a commitment to contribute an additional amount not exceeding $1,000,000, PROVIDED, that, in the event, notwithstanding such opinion, any member of the ERISA Group is required to contribute an amount in excess of $1,000,000 in order to effect such standard termination, then such notice of intent shall be deemed to constitute an Event of Default; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a payment obligation in excess of $1,000,000; or

    (l) an Enforceable Judgment for the payment of money in excess of $1,000,000, to the extent not covered by insurance, shall be rendered against the Parent or any of its Subsidiaries; or

    (m) unless otherwise permitted by Section 5.06, any Material Company shall cease to be a Wholly-Owned Subsidiary of the Parent; or

    (n) after the Closing Date, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act, but excluding any shares which such person or group of persons has the right to acquire upon the exercise of any Warrant) of 35% or more of the outstanding shares of Voting Stock; or

    (o) (i) the CFO in office on the date hereof and any date thereafter (the Incumbent CFO") shall for any reason cease to be CFO and either (x) no successor shall have been appointed within 120 days after such event occurs or (y) a successor to such Incumbent CFO shall have been appointed during such 120-day period but, within 21 days after such appointment becomes effective, Foothill delivers a notice to the Parent that such successor CFO is not reasonably satisfactory to them and such notice is not withdrawn by Foothill within 60 days after the date on which it was delivered to the Parent, or (ii) the Incumbent CFO shall cease to be a member of the managing board of the Parent and the successor to such Incumbent CFO, once appointed to such position, shall not have been duly elected by the shareholders of the Parent to be a member of the managing board of the Parent within 90 days after the date such appointment became effective; or

    (p) any authorization, approval, consent, license or exemption necessary or, in the opinion of counsel to Foothill, desirable for any Obligor to comply with its obligations under any Financing Document or for the enforceability of any Financing Document expires or is revoked, withheld or modified in a manner unacceptable to Foothill or fails to be granted or to remain in full force and effect and the effect of any of the foregoing is not, or is not able to be, remedied within ten days; or the validity of any Financing Document is contested or denied by any Obligor; or Foothill or the Collateral Agent on behalf thereof does not have, or ceases to have, valid and effective Liens on any material portion of the Collateral securing the Loan with the relative priorities contemplated by the Collateral Documents; or

    (q) the failure by any Restructuring Lender to deliver to Foothill any payment collected or received, directly or indirectly, by such Restructuring Lender that such Restructuring Lender is required to deliver to Foothill in accordance with Section 9.01(a) of the Restructured Collateral Agency Agreement.

    If an Event of Default under SECTION 7.01(a), (b), OR (q) shall have occurred and be continuing then, and in every such event, Foothill may, at its option, by notice to Borrower declare the Loan (together with accrued interest thereon) and all other Obligations to be, and the Loan and such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; PROVIDED, HOWEVER, that in the case of any Event of Acceleration, without any notice to any Obligor or any other act by Foothill, the Loan and all other Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors. If any other Event of Default has occurred and is continuing, Foothill may give such notice to the Collateral Agent as shall cause the Collateral Agent to commence the enforcement of remedies under the Collateral Documents.

                                 ARTICLE VIII
                                  GUARANTEE

    SECTION 8.01. THE GUARANTEE. (a) Each Guarantor hereby unconditionally and irrevocably guarantees to Foothill the due and punctual payment of all present and future indebtedness evidenced by or arising out of this Agreement and any other Financing Document, including, but not limited to, the due and punctual payment of principal of and interest on the Loan and the due and punctual payment of all other sums now or hereafter owed by Borrower under this Agreement and the other Financing Documents as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms hereof and thereof. In case of failure by any Obligor punctually to pay any indebtedness guaranteed hereby, each Guarantor hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by such Obligor.

    (b) Without prejudice to its obligations to Foothill hereunder, each Guarantor hereby agrees with Foothill to pay to Foothill from time to time on demand all amounts from time to time due and payable by it for the account of Foothill pursuant to any Financing Document to the extent not already paid. Any payment made pursuant to any such demand shall PRO TANTO satisfy such Guarantor's obligations to make payment for the account of Foothill pursuant to such Financing Document.

    SECTION 8.02. GUARANTEE UNCONDITIONAL. The obligations of each Guarantor under this Article VIII shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

    (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Borrower under any Financing Document by operation of law or otherwise;

    (b)  any modification or amendment of or supplement to any Financing
Document;

    (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of Borrower under any Financing Document;

    (d) any change in the corporate existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any obligation of Borrower contained in any Financing Document;

    (e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against Borrower, Foothill, or any other Person, whether or not arising in connection with any Financing Document, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

    (f) any invalidity or unenforceability relating to or against Borrower for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of the principal of or interest on the Loan or any other amount payable by Borrower under this Agreement; or

    (g) any other act or omission to act or delay of any kind by Borrower, Foothill, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of such Guarantor under this Article VIII.

    SECTION 8.03. DISCHARGE ONLY UPON PAYMENT IN FULL. Each Guarantor's obligations under this Article VIII shall remain in full force and effect until the principal of and interest on the Loan and all other amounts payable by any Obligor under any Financing Document shall have been paid in fill.

    SECTION 8.04. WAIVER. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligor or any other Person or against any security.

    SECTION 8.05. SUBROGATION AND CONTRIBUTION. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against any Obligor with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for, the account of any Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Guarantor with respect to such payment.

    SECTION 8.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by Borrower under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Foothill.

    SECTION 8.07. RELEASE OF AUSTRALIA AS GUARANTOR. Upon the consummation of the Asia-Pacific Sale as permitted in accordance with Section 5.09(b), the guarantee by Australia hereunder of the Obligations automatically shall be terminated and of no further force and effect, and the definition of 'Guarantors' thereafter shall be deemed to no longer include Australia.

    SECTION 8.08. LIMITED GUARANTEES OF UK. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate amount recoverable from UK and Memorex Telex Holding (UK) Limited ("UK Holding") under (x) this Agreement, (y)
Article II of that certain Subsidiary Guaranty Agreement, dated as of March 24, 1994 (as amended), among Parent, Australia, Memorex Telex Wholesale Pty Limited, and the "Subsidiary Guarantors" referred to therein (including UK and UK Holding), and (z) Article II of the "1992 Guaranty Agreements" (as defined in such Subsidiary Guaranty), collectively, shall be limited to $60,000,000 and the maximum aggregate amount recoverable from UK alone under the foregoing items
(x), (y), and (z), collectively, shall be limited to $30,000,000.


                                  ARTICLE IX
                             JUDICIAL PROCEEDINGS

    SECTION 9.01. CONSENT TO JURISDICTION. Each Obligor (a) irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to any Financing Document, and (b) to the fullest extent it may effectively do so under applicable law, irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

    SECTION 9.02. ENFORCEMENT OF JUDGMENTS. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.01 brought in any such court shall be conclusive and binding upon such Obligor and may be enforced in the courts of the United States or the State of New York (or any other courts to the jurisdiction of which it is or may be subject) by a suit upon such judgment.

    SECTION 9.03. SERVICE OF PROCESS. (a) Each Obligor hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process, O'Sullivan Graev & Karabell, LLP, at its offices presently located at 30 Rockefeller Plaza, New York, New York 10112, to accept and acknowledge for and on behalf of such Obligor service of any and all process, notices or other documents which may be served in any suit, action or proceeding of the nature referred to in Section 9.01 in any New York State or Federal court sitting in The City of New York. Said designation and appointment shall continue until all principal of and interest on the Loan and any other amounts payable by any Obligor under this Agreement or any other Financing Document shall have been paid in full.

    (b) In lieu of service upon its agent, each Obligor (i) consents to process being served in any suit, action or proceeding of the nature referred to in
Section 9.01 by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section 10.01, and (ii) agrees that such service (A) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (B) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it.

    (c) Without prejudice to the effectiveness of any process served in the manner specified under paragraph (a) above, copies of such process shall also be sent to Borrower at the addresses specified in or designated pursuant to Section 10.01.

    SECTION 9.04. NO LIMITATION ON SERVICE OR SUIT. Nothing in this Article IX shall affect the right of Foothill to serve process in any manner permitted by law, or limit any right that Foothill may have to bring proceedings against any Obligor in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                                  ARTICLE X
                                MISCELLANEOUS

    SECTION 10.01. NOTICES. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in,writing (including, without limitation, bank wire, telex, telecopy or similar writing) and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, overnight courier, telefacsimile, or telegram (with messenger delivery specified) to an Obligor or to Foothill, as the case may be, at its address set forth below:

    If to any Obligor:  c/o MEMOREX TELEX CORPORATION
                        545 East Carpenter Freeway
                        Irving, Texas 75062
                        Attn: Anthony Barbieri, Esq.,
                        General Counsel
                        Fax No. 214.444.3600

    with copies to:     O'SULLIVAN GRAEV & KARABELL, LLP
                        30 Rockefeller Plaza, 41st Floor
                        New York, New York 10112
                        Attn: Robert Seber, Esq.
                        Fax No. 212.408.2420

    If to Foothill:     FOOTHILL CAPITAL CORPORATION
                        11111 Santa Monica Boulevard
                        Suite 1500
                        Los Angeles, California 90025-3333
                        Attn: Business Finance Division Manager
                        Fax No. 310.575.3435

    with copies to:     BROBECK, PHLEGER & HARRISON LLP
                        550 South Hope Street, Suite 2100
                        Los Angeles, California 90071
                        Attn: John Francis Hilson, Esq.
                        Fax No. 213.239.1324


Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this
Section 10.01 and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.01, (iii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 10.01; PROVIDED that notices to Foothill under Article II or X shall not be effective until received;
PROVIDED FURTHER that each Obligor acknowledges and agrees that notices sent by Foothill in connection with Sections 9-504 or 9-505 of the New York
Uniform Commercial Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

    SECTION 10.02. NO WAIVER. No failure or delay by Foothill in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 10.03. EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) Borrower shall pay (i) all out-of-pocket expenses of Foothill and the Collateral Agent, including, without limitation, fees and disbursements of the law firm(s) acting as special United States counsel for Foothill and the Collateral Agent and such local counsel as may be retained by Foothill or the Collateral Agent, in connection with the preparation and administration of the Financing Documents, any waiver or amendment of any provision thereof, or any Default or alleged Default hereunder or thereunder, within 30 days after the receipt by Borrower of an invoice pertaining thereto from Foothill, and
(ii) if any Event of Default occurs, all out-of-pocket expenses incurred by Foothill, including, without limitation, fees and disbursements of counsel, in connection with such Event of Default (including, without limitation, any visit to and inspection of the Parent and its Consolidated Subsidiaries after the occurrence and during the continuance of any Event of Default) and collection and other enforcement proceedings resulting therefrom. Borrower agrees to indemnify Foothill from and hold it harmless against any transfer taxes, documentary taxes, stamp taxes or other similar assessments or charges made by any governmental authority by reason of the execution and delivery of the Financing Documents.

    (b) Borrower agrees to indemnify Foothill, its affiliates and the respective directors, officers, agents and employees (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and any settlement costs, which may be incurred after the Closing Date by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents, or any actual or proposed use of the proceeds of the Loan hereunder, PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

    SECTION 10.04.  RIGHT OF SET-OFF. Upon the occurrence of a Default,
Foothill is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply (or cause the Collateral Agent or any subagent thereof to do the same) any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Foothill to or for the credit or the account of any Obligor against any and all of the obligations of such Person now or hereafter existing under the Financing Documents, irrespective of whether or not Foothill shall have made any demand under any Financing Document or such deposit obligations may be unmatured. Foothill agrees promptly to notify Borrower after any such set-off and application made by Foothill, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Foothill under this Section 10.04 are in addition to other rights and remedies which Foothill may have upon the occurrence and during the continuance of any Default or any Event of Default.

    SECTION 10.06. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement or the other Financing Documents may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by Borrower and Foothill (and, if the rights or duties of any other Obligor are affected thereby, by it), PROVIDED that, no such amendment or waiver shall, unless signed by Foothill, (w) reduce the principal of or rate of interest on any Loan or any fees payable hereunder, (x) postpone the date fixed in Section 2.04(b) for any payment of principal of or interest on any Loan or any fees payable hereunder, (y) change the aggregate unpaid principal amount of the Note or any Other provision of this Agreement or (z) subject any Lender to any additional obligation.

    SECTION 10.07. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT FOOTHILL'S (OR COLLATERAL

AGENT'S) OPTION, IN THE COURTS OF ANY JURISDICTION WHERE FOOTHILL (OR COLLATERAL AGENT) ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.07. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    SECTION 10.08. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NOVATION. (a) This Agreement and the other Financing Documents shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that no Obligor may assign this Agreement or any other Financing Document or any rights or duties hereunder or thereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release any Obligor from its Obligations. Foothill may assign all or any ratable part of the Obligations and the rights and obligations of Foothill under this Agreement and the other Financing Documents. Any such assignment by Foothill to a Person other than an Eligible Transferee shall be subject to the prior written consent of the Obligors, which consent shall not be unreasonably withheld, conditioned, or delayed. No consent or approval by any Obligor is required in connection with any such assignment by Foothill to an Eligible Transferee. Anything contained herein to the contrary notwithstanding, the consent of the Obligors shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Foothill. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits under the Financing Documents. Any such participation by Foothill to a Person other than an Eligible Transferee shall be subject to the prior written consent of the Obligors, which consent shall not be unreasonably withheld, conditioned, or delayed. No consent or approval by any Obligor is required in connection with any such participation by Foothill to an Eligible Transferee. In connection with any such assignment or


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

participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to the Parent and its Subsidiaries, in general, and the Obligors, in particular. To the extent that Foothill assigns its rights and obligations under the Financing Documents to a third Person, Foothill thereafter shall be released from such assigned obligations to the Obligors and such assignment shall effect a novation between the Obligors and such third Person.

    (b) The Obligors authorize, and hereby cause the Parent on behalf of itself and its Subsidiaries to authorize, Foothill to disclose to any participant or assignee (each a "Transferee") and any prospective Transferee any and all financial information in Foothill's possession concerning the Obligors and the Parent and its Subsidiaries which has been delivered to Foothill by them pursuant to this Agreement or which has been delivered to Foothill by them in connection with Foothill's credit evaluation prior to entering into this Agreement.

    (c)  No Transferee shall be entitled to receive any greater payment under
Section 10.03 or 10. 11 than Foothill would have been entitled to receive with respect to the rights assigned, unless such assignment is made with the prior written consent of Borrower.

    SECTION 10.10. JUDGEMENT CURRENCY. If, for the purpose of enforcing the obligations of the Obligors hereunder or under any other Financing Document, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Foothill could purchase Dollars with such other currency at or about 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given. The obligations of the Obligors in respect of any sum due to Foothill hereunder or under the other Financing Documents shall, notwithstanding any adjudication expressed in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by Foothill of any sum adjudged to be so due in such other currency Foothill may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to Foothill, as the case may be, in Dollars, each Obligor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify Foothill against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to Foothill, Foothill agrees to remit such excess to Borrower.

    SECTION 10.11. FOREIGN TAXES. All payments of principal of and interest on the Loan and of all other amounts payable under this Agreement for the account of Foothill shall be paid without withholding or deduction for or on account of any Foreign Taxes. If any Foreign Taxes are so levied or imposed by way of withholding or deduction,


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

Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Loan and of all other amounts payable under this Agreement, after withholding or deduction for or on account of any Foreign Taxes, will not be less than the amount provided for herein. Borrower shall furnish to Foothill within 30 days official receipts evidencing such withholding or deduction. If any Foreign Taxes are levied or imposed with respect to payment of principal or interest on the Loan or any other amount payable under this Agreement (including, without limitation, this Section 10.11) other than by way of withholding or deduction ("Directly Imposed Foreign Taxes"), Borrower shall promptly pay to Foothill additional interest, or will make additional payments, in such amounts so that every net payment of such additional interest or payments, after withholding or deduction for or on account of any Foreign Taxes, will not be less than the amount of Directly Imposed Foreign Taxes levied or imposed on such Lender. If any additional amount shall become payable pursuant to this Section 10.11, Borrower and Foothill will enter into discussions in good faith with a view to determining whether any means (not being detrimental in the opinion of Foothill to the interests of Foothill) exist by which such amounts may lawfully be mitigated. Foothill shall use reasonable efforts consistent with legal and regulatory restrictions to file any certificate or similar document requested by the Obligors, if the making of such a filing would avoid the need for or reduce the amount of any such Directly Imposed Foreign Taxes attributable to the Loan and would not result in any unreimbursed loss, cost or expense or otherwise be disadvantageous to Foothill as determined in Foothill's sole discretion.

    SECTION 10.12. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

    SECTION 10.13. CONFIDENTIALITY. Foothill agrees to keep confidential from anyone other than Persons employed or retained by Foothill who are expected to become engaged in evaluating, approving, structuring or administering the Loan any information delivered or made available by Borrower to it and indicated in writing as confidential; PROVIDED that nothing herein shall prevent Foothill from disclosing such information (a) to any Restructuring Under, (b) to any other Person if reasonably incidental to the administration of the Loan or the other Obligations, (c) upon the order of any court or administrative agency, (d) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (e) to the NAIC or any similar association or authority,
(f) which had been publicly disclosed other than as a result of a disclosure by Foothill or any Lender


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

prohibited by this Agreement, (g) in connection with any litigation to which Foothill or its subsidiaries or parent may be a party, (h) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(i) to Foothill's legal counsel and its respective independent auditors and
(j) to any actual or proposed Transferee of all or part of its rights hereunder provided that such actual or proposed Transferee agrees in writing to the provisions of this Section 10.13.

    SECTION 10.15. SUBSIDIARY GUARANTY DEED POLL. In the absence of fraud or misconduct by the directors of Australia, Foothill agrees, expressly for the benefit of such directors, not to pursue any action under section 588G of the Corporation Law of Australia in connection with the Subsidiary Guaranty Deed Poll (if any) of Australia.

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                                     63

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWER:

                                       MEMOREX TELEX CORPORATION


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


GUARANTORS:

                                       MEMOREX TELEX SERVICES, INC.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


                                       MEMOREX TELEX INC.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


                                       MEMOREX TELEX (UK) LTD.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                       MEMOREX TELEX N.V.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


LENDER:
                                       FOOTHILL CAPITAL CORPORATION


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

SCHEDULES:

A-1      - Asia-Pacific Subsidiaries
E-1      - Eligible Inventory Locations
5.07     - Permitted Existing Debt
5.08     - Permitted Existing Liens
5.14     - Locations of Inventory and Equipment

                                  SCHEDULE A-1

                              ASIA-PACIFIC SUBSIDIARIES

                                  [See Attached]

                                 SCHEDULE C-1

                             COLLATERAL DOCUMENTS

                                [See Attached]

                                SCHEDULE E-1

                       LOCATIONS OF ELIGIBLE INVENTORY

                                [See Attached]

                                SCHEDULE 5.07

                            PERMITTED EXISTING DEBT

                                [See Attached]

                               SCHEDULE 5.08

                           PERMITTED EXISTING LIENS

                                [See Attached]

                                 SCHEDULE 5.14

                      LOCATION OF INVENTORY AND EQUIPMENT

                                 [See Attached]